UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 31, 2008

TEDOM CAPITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-148516	20-8235863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Santori Avenue Torrance, CA	90501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 335-5460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 12, 2008, Tedom Capital, Inc.’s (“Tedom”) registration statement on Form SB-2, File No. 333-148516 was declared effective by the SEC and it commenced a public offering of up to 2,000,000 shares of its common stock offered at $0.25 per share for an aggregate minimum offering of $100,000 and maximum offering of $500,000.  The offering closed on May 31, 2008, raising total proceeds of $107,780 from the sale of 430,820 shares, surpassing the minimum offering requirement of $100,000.  Tedom now has 62 stockholders and total outstanding shares of 7,595,505.

Tedom incurred aggregate offering-related expenses of $45,684.  However, only $16,167 of these expenses (15% of gross proceeds) will be paid from gross proceeds of this offering.  The balance of offering expenses have been paid by one or more of our current stockholders.  Net proceeds of $91,613 will be used to fund new home improvement loans, for marketing, for working capital and to acquire existing home improvement loans from other lenders.

Item 9.01  Financial Statements and Exhibits

Exhibits.

99.1	Press Release dated June 4, 2008

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEDOM CAPITAL, INC.

Date: June 4, 2008	By:	/s/ Eric Grunfeld
Eric Grunfeld, Chief Executive Officer